UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2007

Material Sciences Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	01-8803	95-2673173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 East Pratt Boulevard

Elk Grove Village, Illinois 60007

(Address of Principal Executive Offices, including Zip Code)

(847) 439-2210

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)	On April 18, 2007, Curtis G. Solsvig III announced that he would not stand for re-election as a director of Material Sciences Corporation (“MSC”) at the next annual meeting of the MSC shareowners, which will be held on June 27, 2007 due to Mr. Solsvig joining a company which has a policy that does not allow him to serve on any board. Mr. Solsvig’s decision not to stand for re-election is not a result of any disagreement with MSC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERIAL SCIENCES CORPORATION

/s/ James M. Froisland

By: James M. Froisland Its: Senior Vice President, Chief Financial Officer, Chief Information Officer and Corporate Secretary

Date: April 24, 2007